ATHERSYS REPORTS THIRD QUARTER 2022 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

Corporate restructuring largely complete, enrollment in MASTERS-2 clinical trial accelerates
Conference call begins at 11:00 a.m. Eastern time today

CLEVELAND, Ohio, November 15, 2022 — Athersys, Inc. (NASDAQ: ATHX) announced today its financial results for the three and nine months ended September 30, 2022 and provided a business update.
Third quarter 2022 Corporate and Operational Highlights:
Corporate Restructuring
•Raised gross proceeds of $12.0 million in a registered direct offering with a U.S. healthcare-focused institutional investor and, following the close of the quarter, raised an additional $5.5 million in gross proceeds in a best efforts public offering
•Executed a 1-for-25 reverse stock split to bring Athersys into compliance with Nasdaq’s minimum bid price continued-listing requirement
•Largely completed restructuring initiative with the goal of significantly reducing expenses, conserving cash, improving focus and increasing attractiveness to financial and strategic partners
•Suspended certain high-cost manufacturing and process-development initiatives
•Initiated efforts to sublet the Stow, Ohio facility
•Paused work at the ReGenesys animal health-focused division in Belgium, leased half the facility and identified potential opportunities to license related patents
•Reduced and streamlined internal research function to focus resources on MASTERS-2
Business Development Strategy
•Participated in several industry conferences to build awareness of Athersys and MultiStem, including:
◦4th World Stroke Congress
◦2022 Cell & Gene Meeting on the Mesa
•Pursuing a business development strategy focused on securing regional and/or global MultiStem partners, non-dilutive funding and complementary capabilities across clinical, regulatory, commercial and manufacturing functions
•Held a webinar to review preclinical research across multiple indications with MultiStem hosted by Dr. Willie Mays, Executive Vice President and Head of Regenerative Medicine & Neuroscience Programs, and Dr. Sarah Busch, Vice President, Regenerative Medicine & Head of Nonclinical Development
•Announced preclinical research by the Armed Forces Radiobiology Research Institute showing the benefit of MultiStem in an animal model of acute radiation syndrome
•Transferred MultiStem manufacturing rights to Healios to support their clinical work in acute respiratory distress syndrome (ARDS) and stroke
Third Quarter MultiStem Clinical Trial Updates
MASTERS-2 (Phase 3 global study in ischemic stroke)
•Doubled the average number of patients enrolled per month in 2022 from prior years
•Expanded the network of active trial sites by adding new locations including key stroke centers in Germany, the UK, Taiwan and Australia
•Analyzed TREASURE clinical trial results for potential read through to MASTERS-2 trial design

MATRICS-1 (Phase 2 study in trauma)
•Collaborating with The University of Texas Health Science Center at Houston, one of the busiest Level 1 trauma centers in the U.S.
•Initiated dosing with product derived from Athersys’ large-scale bioreactors, providing greater scalability and efficiency
•Working to facilitate subject enrollment in the trial without the need to secure prior patient consent
Management Commentary

“Our restructuring initiative is now largely complete and has yielded significant expense savings and a streamlined organization,” said Dan Camardo, Chief Executive Officer of Athersys, “Enrollment in our MASTERS-2 clinical trial has stepped up considerably and we continue to seek strategic partnership opportunities to advance our MultiStem platform and provide non-dilutive funding.”

Third Quarter Results
Revenues for the third quarter of 2022 were $0.1 million compared to $4.8 million for the he third quarter of 2021. Collaboration revenues fluctuate from period to period based on the delivery of services under the arrangement with Healios. As of September 30, 2022 and during the third quarter of 2022, the services under the Healios arrangement are largely complete and are limited to close-out activities.

Research and development expenses were $12.4 million for the third quarter of 2022 compared with $17.2 million for the comparable period in 2021. The decrease is due to reduced salaries and benefits of $2.0 million, internal research supplies of $1.6 million, manufacturing costs of $0.2 million, outside services of $0.6 million and decreases in other research and development costs of $0.4 million. The Company expects research and development expenses to decrease in connection with its restructuring plan.

General and administrative expenses were $3.7 million for the third quarter of 2022, compared with $3.6 million for the comparable period in 2021. The increase is primarily related to restructuring costs. We expect our general and administrative expenses to decrease in connection with our restructuring plan.
Net loss for the third quarter of 2022 was $13.7 million, or $1.15 per share, compared to a net loss of $16.2 million, or $1.76 per share, for the third quarter of 2021.
During the nine months ended September 30, 2022, net cash used in operating activities was $47.0 million compared to $56.9 million in the nine months ended months September 30, 2021. At September 30, 2022, we had $13.8 million in cash and cash equivalents, compared to $37.4 million at December 31, 2021.
Conference Call

Athersys will host a conference call today at 11:00 a.m. Eastern time to discuss these results and answer questions. Stockholders are encouraged to listen using this Webcast link. To participate via phone if you intend to ask a question, please pre-register for the conference call using this Call registration link. Registered stockholders will receive the toll-free number, a direct entry passcode and a registrant ID.

A replay of the event will be available on the webcast link at www.athersys.com under the investors' section approximately two hours after the call has ended. Stockholders may also call in for on-demand listening approximately three hours after the completion of the call until 11:59 p.m. Eastern Time on November 22, 2022, by dialing (888) 330-2506 or (240) 789-2712 and entering the conference code 70781.

About Athersys
Athersys is a biotechnology company engaged in the discovery and development of therapeutic product candidates designed to extend and enhance the quality of human life. The Company is developing its MultiStem® cell therapy product, a patented, adult-derived “off-the-shelf” stem cell product, initially for disease indications in the neurological, inflammatory and immune, and other critical care indications and has two ongoing clinical trials evaluating this potential regenerative medicine product. Athersys has forged strategic partnerships and a broad network of collaborations to further advance MultiStem cell therapy. Investors and others should note that we may post information about the Company on our website at www.athersys.com and/or on our accounts on Twitter, Facebook, LinkedIn or other social media platforms. It is possible that the postings could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in the Company to review the information we post on our website at www.athersys.com and on our social media accounts. Follow Athersys on Twitter at www.twitter.com/athersys. Information that we may post about the Company on our website and/or on our accounts on Twitter, Facebook, LinkedIn or other social media platforms may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. You should not place undue reliance on forward-looking statements contained on our website and/or on our accounts on Twitter, Facebook, LinkedIn or other social media platforms, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, the expected timetable for development of our product candidates, our growth strategy, and our future financial performance, including our operations, economic performance, financial condition, prospects, and other future events. We have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “suggest,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on our current expectations.

In addition, a number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. Some of the more significant known risks that we face are the risk that we will be unable to raise capital to fund our operations in the near term and long term, including our ability to obtain funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources, on terms acceptable to us or at all, and to continue as a going concern and our ability to successfully resolve the payment issues with our primary contract manufacturer and gain access to our clinical product. The following risks and uncertainties may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements: our collaborators’ ability and willingness to continue to fulfill their obligations under the terms of our collaboration agreements and generate sales related to our technologies;
In addition, a number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. Some of the more significant known risks that we face are the risk that we will be unable to raise capital to fund our operations in the near term and long term, including our ability to obtain funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources, on terms acceptable to us or at all, and to continue as a going concern and our ability to successfully resolve the payment issues with our primary contract manufacturer and gain access to our clinical product. The following risks and uncertainties may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements: our collaborators’ ability and willingness to continue to fulfill their obligations under the terms of our collaboration agreements and generate sales related to our technologies;
the possibility of unfavorable results from ongoing and additional clinical trials involving MultiStem; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in an early stage clinical trial may not be predictive of results in later stage or large scale clinical trials; our ability to regain compliance with the requirement to maintain a minimum market value of listed securities of $35 million as set forth in Nasdaq Listing Rule 5550(b)(2); the timing and nature of results from MultiStem clinical trials, including the MASTERS-2 Phase 3 clinical trial evaluating the administration of MultiStem for the treatment of ischemic stroke; our ability to meet milestones and earn royalties under our collaboration agreements, including the success of our collaboration with Healios; the success of our MACOVIA clinical trial evaluating the administration of MultiStem for the treatment of ARDS induced by COVID-19 and other pathogens, and the MATRICS-1 clinical trial being conducted with The University of Texas Health Science Center at Houston evaluating the treatment of patients with serious traumatic injuries; the availability of product sufficient to meet our clinical needs and potential commercial demand following any approval; the possibility of delays in, adverse results of, and excessive costs of the development process; our ability to successfully initiate and complete clinical trials of our product candidates; the possibility of delays, work stoppages or interruptions in manufacturing by third parties or us, such as due to material supply constraints, contamination, operational restrictions due to COVID-19 or other public health emergencies, labor constraints, regulatory issues or other factors that could negatively impact our trials and the trials of our collaborators; uncertainty regarding market acceptance of our product candidates and our ability to generate revenues, including MultiStem cell therapy for neurological, inflammatory and immune, cardiovascular and other critical care indications; changes in external market factors; changes in our industry’s overall performance; changes in our business strategy; our ability to protect and defend our intellectual property and related business operations, including the successful prosecution of our patent applications and enforcement of our patent rights, and operate our business in an environment of rapid technology and intellectual property development; our possible inability to realize commercially valuable discoveries in our collaborations with pharmaceutical and other biotechnology companies; the success of our efforts to enter into new strategic partnerships and advance our programs; our possible inability to execute our strategy due to changes in our industry or the economy generally; changes in productivity and reliability of suppliers; the success of our competitors and the emergence of new competitors; and the risks mentioned elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021 under Item 1A, “Risk Factors” and our other filings with the SEC. You should not place undue reliance on forward-looking statements contained on our website and/or on our accounts on Twitter, Facebook, LinkedIn or other social media platforms, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:

Athersys
Ellen Gurley
Manager of Corporate Communications and Investor Relations
ir@athersys.com

LHA Investor Relations
Tirth T. Patel
212-201-6614
tpatel@lhai.com

(Tables Follow)

Athersys, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2022	December 31, 2021
	(Unaudited)	(Note)
Assets
Cash and cash equivalents	$13,782	$37,407
Accounts receivable from Healios, billed and unbilled	660	4,414
Prepaid expenses, deposits and other	7,532	5,711
Operating right-of-use assets, net	8,131	8,960
Property and equipment, net	5,438	3,692
Total assets	$35,543	$60,184
Liabilities and stockholders’ equity
Accounts payable, accrued expenses and other current liabilities	$35,937	$24,391
Deferred revenue - Healios	—	3,340
Operating lease liabilities	8,954	9,766
Warrant liability	1,947	—
Accounts payable to Healios	—	1,119
Advance from Healios	5,199	5,199
Other long-term liabilities	119	—
Total stockholders' equity	(16,613)	16,369
Total liabilities and stockholders' equity	$35,543	$60,184

Note: The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.

Athersys, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three months ended September 30,
	2022	2021
Revenues
Contract revenue from Healios	$65	$4,792
Total revenues	65	4,792
Costs and expenses
Research and development	12,424	17,162
General and administrative	3,737	3,632
Depreciation	617	220
Total costs and expenses	16,778	21,014
Loss from operations	(16,713)	(16,222)
Other income, net	3,044	45
Net loss and comprehensive loss	$(13,669)	$(16,177)
Net loss per share, basic and diluted	$(1.15)	$(1.76)
Weighted average shares outstanding, basic and diluted	11,855	9,169